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Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

        The undersigned hereby consents to the incorporation by reference in Evergreen Resources, Inc.'s ("Evergreen") Annual Report on Form 10-K for the year ended December 31, 2003 of data derived from our audit report dated February 2, 2004, and our reserve reports dated February 10, 2004, relating to the oil and gas reserves of Evergreen at December 31, 2003; our audit report dated February 7, 2003, relating to the oil and gas reserves of Evergreen at December 31, 2002; and our audit report dated January 31, 2002, relating to the oil and gas reserves of Evergreen at December 31, 2001; and to the incorporation by reference of our reports included in this Form 10-K into Evergreen's previously filed Registration Statements on Form S-8 (Files No. 333-48138, No. 333-92831, No. 333-103937 and No. 333-110270), Form S-3 (Files No. 333-86784 and No. 333-84442) and Form S-4 (File No. 333-86788).

/s/ NETHERLAND, SEWELL & ASSOCIATES, INC.

Houston, Texas
February 26, 2004

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  Exhibit 23.2
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.